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                                                             EXHIBIT 16.1

                          [ARTHUR ANDERSEN LETTERHEAD]
                               Arthur Andersen LLP
                              Chartered Accountants
                                   Suite 1900
                            79 Wellington Street West
                               TD Centre PO Box 29
                               Toronto ON M5K 1B9

                                Tel 416-863-1540
                                Fax 416-947-7878



U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549, USA

March 13, 2001

Gentlemen:

Re: 724 Solutions Inc. ("724")

At the request of 724 we write to confirm that we are in agreement with the second paragraph of item #9 attached which we understand will form part of the 10-K filing by 724.

Yours very truly,

ARTHUR ANDERSEN LLP

/s/ Frank Sammeroff

By:
Frank Sammeroff, FCA

ES

Enclosure